UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 410-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is provided pursuant to subsection (e) of Item 5.02 of Form 8-K.

The Gen-Probe Incorporated 2012 Executive Bonus Plan and Performance Goals for 2012

On February 8, 2012, the Board of Directors (the “Board”) of Gen-Probe Incorporated (the “Company”), acting on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the adoption of the Gen-Probe Incorporated 2012 Executive Bonus Plan (the “Executive Bonus Plan”), subject to approval by the Company’s stockholders at the annual meeting of stockholders to be held in 2012. The Executive Bonus Plan permits the payment of yearly bonuses based upon pre-established performance criteria for each plan year. The Executive Bonus Plan is intended to permit the payment of awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Participation in the Executive Bonus Plan is limited to the Chief Executive Officer of the Company and such other employees of the Company as the Compensation Committee may determine in its discretion. A brief description of the principal features of the Executive Bonus Plan follows, but the description is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Executive Bonus Plan, a copy of which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2012.

Performance Objectives. The Compensation Committee may, in its discretion, establish the specific performance objectives that must be achieved in order for the participant to become eligible to receive a bonus award payment with respect to a particular plan year. The performance objectives will be established in writing by the Compensation Committee within the earlier of (i) 90 days of the beginning of the fiscal year or (ii) the first 25% of the period of service in which the performance objectives are to be achieved. In addition, the achievement of such objectives must be substantially uncertain at the time such objectives are established in writing. The Compensation Committee also has the authority to make appropriate adjustments to the relevant performance goals, to the extent not inconsistent with Section 162(m) of the Code, to reflect the impact of extraordinary items not reflected in such goals. For each calendar year with regard to which one or more eligible participants in the Executive Bonus Plan is selected by the Compensation Committee to receive a bonus award, the Compensation Committee will establish in writing one or more objectively determinable performance objectives for such bonus award, based upon one or more of the following business criteria, any of which may be measured in absolute terms, as compared to any incremental increase, or in relation to a pre-established target, prior year’s results, a peer group or an index:

•	revenue;

•	sales;

•	cash flow;

•	earnings per share of the Company’s common stock (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization);

•	return on equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	cost reductions or savings;

•	research and development expenses (including research and development expenses as a percentage of sales or revenues);

•	working capital; and

•	market share.

The performance objectives may be expressed in terms of overall Company performance or the performance of a subsidiary, affiliate, division, business unit, department, function, product and/or geographic area. The Compensation Committee, in its discretion, may specify different performance objectives for each bonus award granted under the Executive Bonus Plan. Following the end of the year in which the performance objectives are to be achieved, the Compensation Committee will, within the time prescribed by Section 162(m) of the Code, determine whether and to what extent the specified performance objectives have been achieved for the applicable year.

Maximum Award. If the performance objectives are met, a participant will receive a bonus award, which may be a specific dollar amount or a specified percentage of such participant’s year-end annualized base salary. The Executive Bonus Plan permits payments to a participant under the Executive Bonus Plan in an amount not to exceed $3,000,000 with respect to each plan year. The Executive Bonus Plan, however, is not the exclusive means for the Compensation Committee to award incentive compensation to the participants and does not limit the Compensation Committee from making additional discretionary incentive awards outside of the Executive Bonus Plan.

Form of Payment. The bonus award may be paid, at the option of the Compensation Committee, in cash or in the Company’s common stock or the right to receive the Company’s common stock, or in any combination thereof. Bonus award payments made through the issuance of the Company’s common stock will be made in accordance with the provisions of The 2003 Incentive Award Plan of the Company.

Negative Discretion. The Compensation Committee, in its discretion, may reduce or eliminate the bonus amount otherwise payable to a participant. However, in no event shall the Compensation Committee have the discretion to increase the bonus amount otherwise payable to a participant.

Termination of Employment. If a participant’s employment with the Company is terminated, except as part of a change in control (as defined in the Executive Bonus Plan, a “Change in Control”), for any reason other than death or disability prior to payment of any bonus award payment, all of such participant’s rights under the Executive Bonus Plan will terminate and such participant will not have any right to receive any further payments under the Executive Bonus Plan. The Compensation Committee may, in its discretion, determine what portion, if any, of the participant’s bonus award under the Executive Bonus Plan should be paid if the termination results from such participant’s death or disability.

Change in Control. If a Change in Control occurs during any year in which a participant is eligible to receive a bonus award under the Executive Bonus Plan, such bonus award will be prorated to the effective date of the Change in Control and all performance objectives set by the Compensation Committee will be deemed to be met at the greater of 100% of the performance objective or the Company’s actual prorated year-to-date performance, provided that the recipient of the bonus award continues to be employed by the Company or its successor on the effective date of the Change in Control.

Stockholder Approval. The Executive Bonus Plan will be submitted for the approval of the Company’s stockholders at the annual meeting of stockholders to be held in 2012. If stockholder approval of the Executive Bonus Plan is not obtained, no bonuses will be payable under the Executive Bonus Plan. However, the Compensation Committee can still make discretionary incentive awards outside of the Executive Bonus Plan.

2012 Eligibility, Target Bonus and Performance Goals. On February 8, 2012, the Compensation Committee determined that the Company’s Chairman & Chief Executive Officer (“CEO”) and Executive Vice President and Chief Scientist (“EVP” and together with the CEO, the “Covered Employees”) would participate in the Executive Bonus Plan for the 2012 calendar year performance period. The Compensation Committee established target bonus amounts for the Company’s CEO and EVP equal to 100% and 40%, respectively, of each Covered Employee’s annual base salary as of December 31, 2012. In addition, the Compensation Committee established performance goals under the Executive Bonus Plan for each Covered Employee for the 2012 performance period, which are based on the attainment of specific performance levels related to the Company’s 2012 revenues, earnings per share and operating cash flow (collectively, the “2012 Performance Goals”).

Under the terms of the Executive Bonus Plan, each Covered Employee will be eligible to receive a bonus for the 2012 performance period equal to (a) the Covered Employee’s target bonus amount, multiplied by (b) the Company Performance Factor (the “CPF”), which is a percentage between 0% and 150% that is applied to each Covered Employee’s target bonus amount and is based on the achievement of the 2012 Performance Goals.

The Gen-Probe 2012 Employee Bonus Plan

On February 8, 2012, the Compensation Committee approved the adoption of the Gen-Probe 2012 Employee Bonus Plan (the “Bonus Plan”), which provides for the payment to eligible employees, including the Company’s named executive officers other than the Covered Employees, of cash incentive compensation for the 2012 calendar year performance period.

The Compensation Committee assigned each of the Company’s named executive officers participating in the Bonus Plan a target bonus amount equal to 40% of such individual’s annual base salary as of December 31, 2012. Bonuses are calculated under the Bonus Plan based on the following two factors:

•

Company Performance Factor (CPF). The CPF value for all Company employees eligible to receive a bonus under the Bonus Plan (including named executive officers other than the Covered Employees) will be the same overall CPF value awarded to Covered Employees under the Executive Bonus Plan. The CPF value will be applied to a portion of each participant’s target bonus.

•

Individual and Team Performance Factor (ITPF). The ITPF is a percentage between 0% and 150% that is applied to a portion of each participant’s target bonus. Each participant will be assigned an ITPF percentage based on the assessment of his or her overall individual performance.

Based on this calculation, a participant may receive between 0% and 150% of his or her target bonus amount under the Bonus Plan.

The Compensation Committee administers the Bonus Plan for participating named executive officers, and may adjust the final bonus amount for any participant as it deems appropriate. Participants must be employed by the Company on December 31, 2012 and on the date of bonus payment (expected to be within 90 days of fiscal year end) to receive a bonus under the Bonus Plan.

The foregoing description of the Bonus Plan is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2012.

Extension of Term of Employment Agreement for CEO

On February 8, 2012, the Compensation Committee approved the adoption of an amendment (the “Amendment”) to the Third Amended and Restated Employment Agreement (the “Employment Agreement”) effective as of May 18, 2009 by and between the Company and Mr. Hull, the Company’s Chairman and Chief Executive Officer. The Amendment extends the term of the Employment Agreement for an additional period of three (3) years, so that as extended the term of the Employment Agreement now expires on May 18, 2015.

A description of the Employment Agreement is contained in the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 19, 2009, which description is incorporated herein by reference pursuant to Instruction B.3 of Form 8-K. The description of the Employment Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreement attached as Exhibit 10.100 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2009.

The foregoing description of the Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The following disclosure is provided pursuant to subsection (a) of Item 5.05 of Form 8-K.

On February 8, 2012, the Board, acting on the recommendation of the Nominating and Corporate Governance Committee of the Board, approved the adoption of an amended Code of Ethics (the “Amended Code of Ethics”), which applies to all of the Company’s employees, including the Company’s principal executive officer and principal financial officer, to be effective on or about July 1, 2012. The delay in the effectiveness of the Amended Code of Ethics is intended to allow the Company to implement a compliance training program for employees relating to the Amended Code of Ethics. Promptly following the time the Amended Code of Ethics becomes effective, the Company will post the Amended Code of Ethics on its website at http://www.gen-probe.com. The Company’s existing Code of Ethics will continue to apply until that time.

A number of the revisions to the Amended Code of Ethics involve changes in language, appearance and style which are designed to enhance readers’ understanding of the provisions of the Amended Code of Ethics. The Amended Code of Ethics was also revised to incorporate a new International Anti-Bribery Policy and the AdvaMed Code of Ethics on Interactions with Health Care Professionals, each of which was also approved and adopted by the Board on February 8, 2012.

The foregoing description is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Code of Ethics, which will be available on the Company’s website shortly after the effectiveness of the Amended Code of Ethics.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment Number 1 to Third Amended and Restated Employment Agreement dated as of February 8, 2012 by and between Carl W. Hull and Gen-Probe Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2012	GEN-PROBE INCORPORATED

	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit Number	Description

10.1	Amendment Number 1 to Third Amended and Restated Employment Agreement dated as of February 8, 2012 by and between Carl W. Hull and Gen-Probe Incorporated.